                                                                    EXHIBIT 10.2


                                    SEAGATE

                               CROSS LICENSE AND

                          KNOW-HOW TRANSFER AGREEMENT








[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                               TABLE OF CONTENTS

RECITALS.................................................................1

ARTICLE 1. DEFINITIONS...................................................1
           -----------

ARTICLE 2. DESIGN CROSS LICENSE..........................................1
           --------------------
     2.1       Design Cross License......................................1
               --------------------
     2.2       Term......................................................1
               ----
     2.3       Scope.....................................................2
               -----

ARTICLE 3. TECHNOLOGY LICENSE AND TRANSFER...............................2
           -------------------------------
     3.1       Technology License and Transfer...........................2
               -------------------------------
     3.2       Term......................................................2
               ----

ARTICLE 4. TRANSFER SCHEDULE.............................................3
           -----------------
     4.1       Transfer to Seagate.......................................3
               -------------------
     4.2       Schedule and Form.........................................3
               -----------------

ARTICLE 5. TRAINING AND TECHNICAL ASSISTANCE.............................3
           ---------------------------------
     5.1       Training..................................................3
               --------
     5.2       Technical Assistance......................................4
               --------------------

ARTICLE 6. CAPITAL EQUIPMENT.............................................5
           -----------------

ARTICLE 7. MATERIALS.....................................................5
           ---------

ARTICLE 8. CONSIDERATION.................................................5
           -------------
     8.1       Prepaid Royalty...........................................5
               ---------------
     8.2       Ongoing Royalties.........................................5
               -----------------
     8.3       Maximum Royalties.........................................5
               -----------------
     8.4       Royalty Recovery..........................................6
               ----------------
     8.5       Royalty Restrictions......................................6
               --------------------

ARTICLE 9. TRANSPORTATION AND ASSOCIATED DOCUMENTS.......................6
           ---------------------------------------

ARTICLE 10. PAYMENT TERMS................................................6
            -------------
     10.1      Prepaid Royalty Payment Schedule..........................6
               --------------------------------
     10.2      Prepaid Royalty Payment Conditions........................7
               ----------------------------------
     10.3      Ongoing Royalties.........................................7
               -----------------

ARTICLE 11. TAXES........................................................8
            -----

ARTICLE 12. EXPORT RESTRICTIONS..........................................8
            -------------------

ARTICLE 13. PROPRIETARY INFORMATION NON-DISCLOSURE.......................8
            --------------------------------------
     13.1      General...................................................8
               -------
     13.2      Exceptions................................................8
               ----------

ARTICLE 14. INTELLECTUAL PROPERTY INDEMNIFICATION........................9
            -------------------------------------
     14.1      Headway Defense and Indemnification.......................9
               -----------------------------------
     14.2      Seagate Defense and Indemnification.......................9
               -----------------------------------

14.3           Warranty..................................................  10
               --------

ARTICLE 15. TERMINATION..................................................  10
            -----------
     15.1      Termination of Agreement..................................  10
               ------------------------
     15.2      Survival of Rights and Obligations........................  10
               ----------------------------------
     15.3      Procedure.................................................  10
               ---------

ARTICLE 16. FORCE MAJEURE................................................  10
            -------------

ARTICLE 17. GENERAL......................................................  11
            -------
     17.1      Entire Agreement..........................................  11
               ----------------
     17.2      Amendments................................................  11
               ----------
     17.3      Severability..............................................  11
               ------------
     17.4      Descriptive Headings......................................  11
               --------------------
     17.5      Interpretation............................................  11
               --------------
     17.6      Third Party Beneficiary...................................  11
               -----------------------
     17.7      Independent Contractor....................................  11
               ----------------------
     17.8      Media Release; Advertising................................  11
               --------------------------
     17.9      Assignment................................................  12
               ----------
     17.10     Expenses..................................................  12
               --------
     17.11     Notice....................................................  12
               ------
     17.12     Governing Law.............................................  12
               -------------
     17.13     Counterparts..............................................  13
               ------------

             SEAGATE CROSS LICENSE AND KNOW-HOW TRANSFER AGREEMENT

     This Seagate Cross License and Know-How Transfer Agreement is made as of May 19, 1995, by and among Seagate Technology, Inc. of Scotts Valley, California, U.S.A., a Delaware corporation, including all divisions and majority-owned affiliated entities (hereinafter jointly and severally referred to as "Seagate") and Headway Technologies, Inc., a California corporation, on behalf of itself, (hereinafter referred to as "Headway").

                                   RECITALS


A. Both Seagate and Headway have conducted extensive research, design and development efforts related to magneto resistive heads used to read, write or erase information on or from computer disk drive data storage devices.

B. Both Seagate and Headway, subject to the terms hereof, are willing to cross license certain of their respective technology rights for the purpose of development and determining the compatibility between Seagate and Headway of the potential manufacture and distribution of MR Heads utilizing Headway Dual Stripe MR Technology.

C. In addition, Headway desires to license and transfer Headway Dual Stripe MR Technology to enable Seagate to make, use and sell DSMR Heads or other products utilizing Headway Dual Stripe MR Technology.

D. Concurrently with entering into this Agreement, Seagate and Headway will enter into that certain Patent Cross License Agreement in the form attached as Exhibit 1.

     NOW, THEREFORE, in consideration of the recitals and of the mutual covenants and agreements set forth herein, Seagate and Headway hereby agree as follows:

                            ARTICLE 1. DEFINITIONS
                                       -----------

Unless the context clearly indicates otherwise, all capitalized terms used in this Agreement shall have the meanings given them in Exhibit 2 attached hereto and made a part hereof.

                        ARTICLE 2. DESIGN CROSS LICENSE
                                   --------------------

     2.1  Design Cross License.  Subject to the terms hereof: (a) Headway hereby
          --------------------
          grants Seagate a limited non-exclusive, worldwide, fully paid-up right and license to use its MR Head Design for the purpose of further development, enhancement, modification and improvement in connection with making, using or selling MR Heads without right to sublicense, except as provided in Section 3.3; (b) Seagate hereby grants to Headway a limited non-exclusive, worldwide, fully paid-up right and license to use Seagate Design Technology for the purposes of determining and establishing commonality of dimensions between Headway's MR Head Design and Seagate's Design Technology to enable Headway to provide wafers, head gimbal assemblies and/or sliders to Seagate in connection with Seagate's making, using or selling DSMR Heads and permitting Headway to make, have made, use and/or sell products utilizing or embodying Seagate's Design Technology, provided that Headway may not sublicense Seagate's Design Technology except to Asahi Komag Co., Ltd. ("AKCL"), provided that AKCL and Seagate have by then executed a patent cross license agreement, or for the purpose of having a third party make product for Headway's use or sale.; (c) Seagate agrees to grant to Headway a worldwide fully paid-up license to improvements Seagate may make to Headway's MR Head Design, provided that Seagate will identify those improvements that Headway may not transfer to third parties, including AKCL, without Seagate's prior written approval; and (d) Headway agrees to grant Seagate a worldwide, fully paid-up license to improvements Headway may make to Seagate Design Technology.

     2.2  Term. Unless terminated earlier pursuant to Article 15 hereunder, the
          ----
          term of the design cross license granted by Section 2.1 shall continue for five (5) years and may be renewed for an additional period upon the mutual agreement of the parties. Notwithstanding the foregoing, the cross license granted by Section 2.1 shall continue to apply to those products or components produced and thereafter sold embodying or utilizing the technology so licensed during the life of this Agreement for as long as such products are in use or are being supported by Seagate, Headway or their respective successors.

     2.3  Scope. The design cross license granted by Section 2.1 shall permit:
          -----
          (a) Seagate to make, use and/or sell products utilizing or embodying Headway's MR Head Design as integrated parts of storage devices used internally by Seagate or Headway, sold to third parties or end users, sold separately as component parts of third party storage devices, and as sold as spare parts incidental to previous sales to support reasonable needs of Seagate, Headway or their respective customers; and (b) Headway to make, have made, use and/or sell products utilizing or embodying Seagate's Design Technology; provided that Headway may not sublicense Seagate's Design Technology except to AKCL , provided that AKCL and Seagate have by then executed a patent cross license agreement, or for the purpose of having a third party make product for Headway's use or sale.

                  ARTICLE 3. TECHNOLOGY LICENSE AND TRANSFER
                             -------------------------------

     3.1  Technology License and Transfer.
          -------------------------------

          (a) Pursuant and subject to the terms and conditions hereof, Headway hereby grants to Seagate a non-exclusive world-wide, transferable (pursuant to Section 17.9), royalty-bearing right and license under Headway Dual Stripe MR Technology to make, use, import, sell and otherwise dispose of products embodying or utilizing Headway Dual Stripe MR Technology whether or not DSMR Products. Headway further agrees:

               (i) That it has the all rights necessary to transfer and license the Headway Dual Stripe MR Technology, and that it will transfer to Seagate all Headway Dual Stripe MR Technology that is necessary for Seagate to make, have made (pursuant to Section 3.3), use, import, sell and otherwise dispose of DSMR Heads and/or DSMR Products;

               (ii) That the Headway Dual Stripe MR Technology and other information that will be supplied to Seagate by Headway under this Agreement will be equivalent to what Headway uses for the development, fabrication and/or manufacture of DSMR Heads and DSMR Products; and

               (iii) This license applies to all Headway Dual Stripe MR Technology as specified in Schedule 1.

               (iv) That Headway will negotiate in good faith to license Seagate the foregoing rights with respect to future generations of Headway MR Head technology having capabilities beyond those presently projected for Headway Dual Stripe MR Technology.

          (b) Seagate agrees to grant to Headway a worldwide fully paid-up license to improvements Seagate may make to Headway's MR Head process without the right to sublicense, except to AKCL, provided that Seagate will identify those improvements that Headway may not transfer to AKCL, without Seagate's prior written approval;

          (c) Seagate agrees to grant Headway and AKCL Seagate's proprietary suspension designs, subject to the prior negotiation of license fees or other consideration.

     3.2  Term. Unless terminated earlier pursuant to Article 15 hereunder, the
          ----
          term of the technology license granted by Section 3.1 shall continue indefinitely. Notwithstanding any termination, the license granted by
          Section 3.1 shall continue to apply to those products or components produced and thereafter sold embodying or utilizing the technology so licensed during the life of this Agreement for as long as such products are in use or are being supported by Seagate or its successor.

     3.3  Sublicense. In the event of the loss or substantial reduction in
          ----------
          Seagate's internal capacity to fabricate thin film wafers resulting from a sudden occurrence over which Seagate did not have reasonable control and the expectation that such loss or reduction in capacity shall continue for such a period of time that Seagate reasonably believes renders it necessary to arrange for an outside source of such capacity, Headway hereby agrees to grant Seagate the worldwide right to sublicense the Headway Dual Stripe MR Technology for the limited purpose of supplying Seagate and Headway with their respective needs until such time as Seagate's internal capacity can reasonably be restored; provided that Headway will have the first right to supply such required capacity at mutually acceptable terms.

                         ARTICLE 4. TRANSFER SCHEDULE
                                    -----------------

     4.1  Transfer to Seagate.  Within thirty (30) days of the execution of this
          -------------------
          Agreement, Headway will commence the transfer of the Headway Dual Stripe MR Technology.

     4.2  Schedule and Form. Within thirty (30) days following the execution of
          -----------------
          this Agreement under Section 4.1, Seagate and Headway will jointly develop and complete a schedule, Schedule 1, which will identify the Headway Dual Stripe MR Technology by category required to be transferred by Headway to Seagate to enable Seagate to fabricate wafers, machine sliders and assemble head gimbal assemblies and all other activities necessary to completely manufacture DSMR Heads and DSMR Products. Schedule 1 will also specify the methods to be used for the transfer of the Headway Dual Stripe MR Technology, will specify the schedule for complete transfer and will outline the expected schedule for Training and Technical Assistance.

          (a)  The transfer of Headway Dual Stripe MR Technology identified in
               Schedule 1 shall be completed within sixty (60) days after establishing the schedule of such transfer.

          (b)  One (1) copy of Headway Dual Stripe MR Technology identified in
               Schedule 1 will be supplied to Seagate. It shall be in clear, legible and reproducible form.

          (c) In addition, Seagate may request during the first six (6) months following the request under Section 4.1 in writing, any other Information not specified in Schedule 1, which is agreed to be relevant by Headway and Seagate to the Headway Dual Stripe MR Technology and Headway shall transfer such Information no later than thirty (30) days after such request.

          (d) The Headway Dual Stripe MR Technology supplied by Headway pursuant to this Agreement shall be in accordance with Headway's then standards of measurement and format.

          (e) All Headway Dual Stripe MR Technology that is required to be supplied by Headway pursuant to this Agreement shall be that which, when requested by Seagate is in the possession of and under the control of Headway and must be transferred by Headway even if such transfer requires the payment of fees or royalties to third parties by Headway.

                 ARTICLE 5. TRAINING AND TECHNICAL ASSISTANCE
                            ---------------------------------

Headway will make available Training and Technical Assistance as may be reasonably necessary to enable Seagate to manufacture DSMR Heads.

     5.1  Training. Training will be provided at Headway's designated facility
          --------
          as follows:

          (a) Headway undertakes to permit Seagate's qualified employees, at Seagate's request, necessary access to Headway's facility, at dates and times to be mutually agreed upon, to receive instructions, information, Training and any other type of explanation appropriate to the manufacture of DSMR Head and DSMR Products.

               Such permission includes access to all Headway Dual Stripe MR Technology only. Headway will provide copies of Headway Dual Stripe MR Technology upon request of Seagate's employees. Seagate's employees may take notes and upon prior written notice may take photographs concerning the manufacturing process, provided said access by Seagate's employees would not be disruptive to Headway's manufacture or assembly of DSMR Head and DSMR Products or to the production facility. All such photographs and notes shall be deemed to be and treated as Information.

          (b) To request Training, Seagate shall send a written request to Headway, specifying the number of instruction man weeks requested including the number of Seagate's employees, training area and a schedule of not less than one (1) week before the request is effective taking into account equipment availability and the like. Headway shall commence providing such Training within ten
               (10) days from the effective date of such request. The scope and schedule of such Training will be as defined in Schedule 1.

          (c) All data and Information supplied by Headway during Training shall consist of Information in use by Headway for purposes of training Headway's own employees in connection with the fabrication and manufacture of DSMR Head and DSMR Products.

          (d) Seagate employees, while receiving Training from Headway, shall be subject to all internal rules and regulations of Headway as may be necessary to prevent interference with the normal operation and administration of Headway's facility. Seagate shall assign one person with the responsibility of overseeing Seagate's employees according to Headway's directions.

          (e) Seagate shall, at its expense, be responsible for all business travel expenses incurred by its employees while they are at Headway's site receiving Training.

     5.2  Technical Assistance. Technical Assistance shall be provided at
          --------------------
          Seagate's manufacturing facility as follows:

          (a) Headway's employees, while rendering Technical Assistance to Seagate, shall be subject to all internal rules and regulations of Seagate as may be necessary to prevent interfere with the normal operation and administration of Seagate's facilities, and Headway's employees shall be accompanied by a Seagate representative at all times. It is understood that such rules and regulations will not prevent or hinder the performance by Headway of its obligations under this Agreement.

          (b) Seagate will, at no cost to Headway, provide Headway's employees rendering Technical Assistance with office accommodations equal or similar to those made available to Seagate's employees performing similar activities. Such accommodation will include adequate office space, furniture, communications, facilities, secretarial and clerical assistance and such other items as may be required to enable Headway's employees to perform their services.

          (c) To request Technical Assistance, Seagate shall send a written request to Headway specifying the number of man weeks requested, by technical area, and a schedule of not less than one (1) week before such request is effective, taking into account equipment availability and the like. The scope and schedule of such Technical Assistance shall be as defined in Schedule 1. In no event shall Technical Assistance be provided in increments of less than one (1) man weeks. Headway shall commence rendering such Technical Assistance within ten (10) days from the effective date of such request. Seagate may cancel in advance any scheduled period of Technical Assistance by providing Headway with written notice five (5) days in advance of the commencement of such Technical Assistance.

          (d) Headway's employees rendering Technical Assistance will, in general, observe Seagate's normal work schedule for the location to which they are assigned, but in no case shall such employees be required to work in excess of eight (8) hours per day, or in excess of forty (40) hours per work week.

          (e) Headway shall, at its expense, be responsible for all business travel expenses incurred by its employees while they are at Seagate's site and rendering Technical Assistance.

                         ARTICLE 6. CAPITAL EQUIPMENT
                                    -----------------

A schedule of all necessary capital equipment to enable Seagate to produce/process DSMR wafers will be provided by Headway, which will require that Information concerning Equipment will be delivered to Seagate within fifteen (15) days of the execution of this Agreement. The initial schedule of equipment, tooling and test equipment shall be included in Exhibit 4 to this Agreement for the DSMR wafer process functions. For those items produced by or for Headway, either a copy of any necessary information required to produce the item will be provided, or authorization to use Headway's vendor will be given.

                             ARTICLE 7. MATERIALS
                                        ---------

Seagate will be provided with a list of all materials critical to the manufacture of the DSMR Heads and DSMR Products and the name and address of each supplier on Exhibit 5 hereto, and Information with respect thereto will be delivered to Seagate with the process documentation identified in Schedule 1.

                           ARTICLE 8. CONSIDERATION
                                      -------------

In consideration for the license and transfer of Headway Dual Stripe MR Technology and rendering of Technical Assistance and Training under this Agreement, Seagate will pay Headway as follows:

     8.1  Prepaid Royalty. Seagate agrees to pay Headway with a prepaid royalty
          ---------------
          payment of up to [*] Dollars ($[*]) conditioned upon Headway's meeting the performance criteria identified in Section 10.1. This payment shall be considered a prepaid royalty, subject to recovery by Seagate as a credit against future royal payments as provided in Section 8.4 below.

     8.2  Ongoing Royalties. Seagate agrees to pay ongoing royalties for
          -----------------
          products actually sold by Seagate utilizing or embodying Headway Dual Stripe MR Technology as follows:

          (a) For each DSMR Head shipped from Seagate head manufacturing or its sublicensees in accordance with Section 3.3 to Seagate drive manufacturing for incorporation into a Seagate disk drive, Seagate will pay a royalty of [*] ($[*]) per Head for the first [*] ([*]) DSMR Heads and [*] ($[*]) per DSMR Head shipped thereafter.


          (b) For each DSMR Head actually sold by Seagate to third party original equipment manufacturers (including the Hewlett-Packard Company) and not incorporated into a Seagate disk drive, Seagate will pay a royalty of [*] ($[*]) per DSMR Head sold for the first

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               like. The scope and schedule of such Technical Assistance shall be as defined in Schedule 1. In no event shall Technical Assistance be provided in increments of less than one (1) man weeks. Headway shall commence rendering such Technical Assistance within ten (10) days from the effective date of such request. Seagate may cancel in advance any scheduled period of Technical Assistance by providing Headway with written notice five (5) days in advance of the commencement of such Technical Assistance.

          (d) Headway's employees rendering Technical Assistance will, in general, observe Seagate's normal work schedule for the location to which they are assigned, but in no case shall such employees be required to work in excess of eight (8) hours per day, or in excess of forty (40) hours per work week.

          (e) Headway shall, at its expense, be responsible for all business travel expenses incurred by its employees while they are at Seagate's site and rendering Technical Assistance.

                         ARTICLE 6. CAPITAL EQUIPMENT
                                    -----------------

A schedule of all necessary capital equipment to enable Seagate to produce/process DSMR wafers will be provided by Headway, which will require that Information concerning Equipment will be delivered to Seagate within fifteen
(15) days of the execution of this Agreement. The initial schedule of equipment, tooling and test equipment shall be included in Exhibit 4 to this Agreement for the DSMR wafer process functions. For those items produced by or for Headway, either a copy of any necessary information required to produce the item will be provided, or authorization to use Headway's vendor will be given.

                             ARTICLE 7. MATERIALS
                                        ---------

Seagate will be provided with a list of all materials critical to the manufacture of the DSMR Heads and DSMR Products and the name and address of each supplier on Exhibit 5 hereto, and Information with respect thereto will be delivered to Seagate with the process documentation identified in Schedule 1.

                           ARTICLE 8. CONSIDERATION
                                      -------------

In consideration for the license and transfer of Headway Dual Stripe MR Technology and rendering of Technical Assistance and Training under this Agreement, Seagate will pay Headway as follows:

     8.1  Prepaid Royalty.  Seagate agrees to pay Headway with a prepaid royalty
          ---------------
          payment of up to [*] Dollars ([*]) conditioned upon Headway's meeting the performance criteria identified in Section 10.1. This payment shall be considered a prepaid royalty, subject to recovery by Seagate as a credit against future royalty payments as provided in Section 8.4 below.

     8.2  Ongoing Royalties.  Seagate agrees to pay ongoing royalties for
          -----------------
          products actually sold by Seagate utilizing or embodying Headway Dual Stripe MR Technology as follows:

          (a) For each DSMR Head shipped from Seagate head manufacturing or its sublicensees in accordance with Section 3.3 to Seagate drive manufacturing for incorporation into a Seagate disk drive, Seagate will pay a royalty of [*] ([*]) per Head for the first [*] ([*]) DSMR Heads and Fifteen Cents ([*]) per DSMR Head shipped thereafter.

          (b) For each DSMR Head actually sold by Seagate to third party original equipment manufacturers (including the Hewlett-Packard Company) and not incorporated into a Seagate disk drive, Seagate will pay a royalty of [*] ([*]) per DSMR Head sold for the first


[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               [*] ([*]) DSMR Heads and [*] ($[*]) per DSMR Head sold thereafter.

     8.3  Maximum Royalties.  Notwithstanding anything else herein, Seagate will
          -----------------
          not be obligated to pay more than the following amounts for the sale of DSMR Heads of the type identified which amounts will not be reduced by royalty recovery provisions provided by Section 8.4 below:

          (a) [*] Dollars ($[*]) for Generation 1 DSMR Heads having the capacity of up to 900 megabits per square inch;

          (b) [*] Dollars ($[*]) for Generation 2 DSMR Heads having the capacity of between 900 and 1,500 megabits per square inch; and

          (c) [*] Dollars ($[*]) for Generation 3 DSMR Heads having a capacity of between 1,500 to 2,000 megabits per square inch.

          The license granted by Section 3.1 shall be considered fully paid-up upon payment of the foregoing amounts with respect to the specific category of DSMR Heads noted.

     8.4  Royalty Recovery.  Seagate shall be entitled to retain as an offset
          ----------------
          and credit against ongoing royalties [*] percent ([*]%) of all royalty payments owed to Headway at the time such payments are due to the extent necessary and until the entire advance royalty payments actually made by Seagate of up to [*] ($[*]) has been recovered by Seagate.

     8.5  Royalty Restrictions.  No royalty will be payable by Seagate to
          --------------------
          Headway in the event and to the extent Seagate utilizes or embodies Headway Dual Stripe MR Technology in products that do not constitute DSMR Products or with respect to DSMR Heads sold or used by Seagate that are produced from Headway supplied wafers, sliders or head gimbal assemblies.

              ARTICLE 9. TRANSPORTATION AND ASSOCIATED DOCUMENTS
                         ---------------------------------------

Headway will make and be responsible for all charges and arrangements for the transfer of the technology associated with this license. Any tangible property such as wafers, chips, DSMR Heads, gimbal assemblies and the like will be transferred under terms specified by separate purchase orders in each occasion.

                           ARTICLE 10. PAYMENT TERMS
                                       -------------

     10.1 Prepaid Royalty Payment Schedule.  Seagate agrees to make prepaid
          --------------------------------
          non-refundable (except as provided by Sections 8.4 and 10.2(a)) royalty payments according and subject to the schedule set forth below. All dates are approximate, provided, however, that the payments are specifically conditioned upon Headway's satisfaction of the milestone or waiver by Seagate.

     Date               Payment                    Milestone
     ----               -------                    ---------
1)   5/95               $[*]                        Execution of this Agreement
                                                   and commencement of events
                                                   outlined in Article 4.

2)   7/95               $[*]                       Headway to complete delivery
                                                   to Seagate of all relevant
                                                   Headway Dual Stripe MR
                                                   Technology identified as
                                                   Generation 1 in Schedule 1.

3)   8/95               $[*]                       Headway to deliver to
                                                   Seagate a sufficient
                                                   quantity of 1.2 gigabits per
                                                   square inch DSMR Heads to
                                                   enable


[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                   Seagate to test in prototype
                                                   drives. DSMR Heads shall meet
                                                   mutually defined
                                                   specifications and
                                                   performance criteria
                                                   including agreement on media,
                                                   channel type/code, etc.

4)   11/95              $[*]                       Seagate to conduct prototype
                                                   drive evaluation with 1.2
                                                   gigabits per square inch DSMR
                                                   Heads. Evaluation to be
                                                   conducted/measured per the
                                                   conditions identified in
                                                   milestone number 3) above.


5)   7/96               $[*]                       Headway to deliver to Seagate
                                                   a sufficient quantity of 1.8
                                                   gigabits per square inch DSMR
                                                   Heads. DSMR Heads shall meet
                                                   mutually defined
                                                   specifications and
                                                   performance criteria
                                                   including agreement on media,
                                                   channel type/code, etc.

6)   10/96              $[*]                       Seagate to conduct prototype
                                                   drive evaluation with 1.8
                                                   gigabits per square inch DSMR
                                                   Heads. Evaluation to be
                                                   conducted/measured per the
                                                   conditions identified in
                                                   milestone number 5) above.

     10.2   Prepaid Royalty Payment Conditions. The following conditions apply
            ----------------------------------
            to prepaid royalty payments:

            (a) If Headway fails to deliver item 2) within three months of the identified due date as defined in Schedule 1, the payment identified in item 1) shall be refunded to Seagate within one week of such failure.

            (b) If Headway fails to deliver items 3) or 5) within three (3) months of the identified due date, Seagate shall have the option to continue or terminate this Agreement without further obligation for payment of fixed-fee amounts. Seagate shall have continued access to Headway Dual Stripe MR Technology delivered as of that date, and ongoing royalty payment obligations shall continue.

            (c)  Seagate's failure to evaluate 1.2 gigabits per square inch and
                 1.8 gigabits per square inch DSMR Heads within three (3) months of receipt of such DSMR Heads that meet the mutually agreed performance and test criteria will not relieve Seagate from the obligation to make payments called for by items 4) or 6) above.

            (d) Both parties agree to use their best efforts to define performance, test and acceptance criteria that will include but not be limited to:

                 -Electrical/magnetic parametrics
                 -Mechanical/tribological properties
                 -Environmental issues
                 -Reliability criteria.

            (e) Seagate shall be relieved from any further obligation to make prepaid royalty payments upon the occurrence of the following:

                 (i)  Headway's failure to continue active business operations;
                      and

                 (ii) Transfer of a majority (greater than 50%) interest in
                      Headway or the sale of assets or a transaction that constitutes the functional equivalent of the transfer of the

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                      business engaged in the manufacture of the DSMR Products to a third party engaged in the development, manufacture or sale of computer disk drive data storage devices or the development, manufacture or sale of inductive or magneto resistive Head components; provided the majority ownership of Headway by Hewlett-Packard Company and an underwritten public offering of Headway capital stock is specifically permitted hereby.

     10.3   Ongoing Royalties.  Ongoing Royalties shall accrue upon sale or
            -----------------
            internal shipment but shall not be due and payable until thirty (30) days after the end of the calendar quarter in which the sale or internal shipment occurs. Within thirty (30) calendar days after the end of each quarter, including the quarter following the termination of the Agreement, Seagate shall transmit to Headway a written report, with supporting documents, indicating the total amount of remuneration owing Headway for such quarter according to Section 8.2, together with any payment due.

     10.4   Audit Rights.  Seagate agrees to keep accurate books and records of
            ------------
            all DSMR Heads internally shipped or sold. Headway shall have the right to have a qualified independent third party such as a certified public accounting firm inspect and audit such books and records during Seagate's normal business hours, upon at least five
            (5) days prior written notice once per year. If Headway's independent agent should conduct an audit, and such audit shows that any of Seagate's statements previously submitted to Headway contain an error which results in a payment to Headway that was in error by 5% or more of the actual amount due Headway, the expense of the audit by Headway shall be borne by Seagate; otherwise Headway shall bear the expense of the audit.

                               ARTICLE 11. TAXES
                                           -----

Headway shall be responsible for and shall pay all taxes, duties, assessments and governmental charges, however designated, associated with the performance by Headway of its obligations hereunder or the payment of any amounts by Seagate pursuant to this Agreement, which are now or hereafter imposed under or by any governmental authority or agency.

                        ARTICLE 12. EXPORT RESTRICTIONS
                                    -------------------

Seagate and Headway agree that they and their affiliates will not dispose of any U.S. originated equipment, software, products, services, reports, know-how or technical data furnished to them pursuant to or as a result of this Agreement which is subject to destination control under the export control regulations of the United States now or hereafter in effect, unless prior approval is obtained from the appropriate agency or department of the United States Government.

              ARTICLE 13. PROPRIETARY INFORMATION NON-DISCLOSURE
                          --------------------------------------

     13.1   General.  Headway and Seagate agree to keep in confidence and not
            -------
            disclose to others during the term of and for a period of three (3) years after the termination of this Agreement all knowledge, information and data furnished to it by the other party hereto and claimed by the other party hereto to be proprietary (including notes, videos, photographs and the like regardless of tangible medium) provided that such proprietary information is either in writing or if not in writing, identified in writing and such information is marked or identified to indicate the claims of ownership. Headway and Seagate agree that neither shall use or reproduce for use in any way any proprietary information of the other except in furtherance of the relationship set forth in this Agreement. Headway and Seagate agree to protect the proprietary information with the same standard of care and procedures which each uses to protect its own proprietary information of similar importance, but in no case less than reasonable care.

     13.2   Exceptions.  Notwithstanding anything set forth in Section 13.1
            ----------
            hereof, the proprietary information shall not include any information which:

            (a) Was at the time received or which prior to disclosure by the receiving party becomes, through no act or failure on the part of the receiving party, generally known or available to the public;

            (b) Is known to the receiving party at the time it received such information as evidenced by documentation then rightfully in the possession of the receiving party;

            (c) Is furnished to others by a disclosing party hereunder without restriction on the third party's rights to disclose the information;

            (d) Is rightfully received by the receiving party from the third party without restriction by that third party on disclosure and without the knowledge of the receiving party of a breach of an obligation running directly or indirectly to the other party hereto;

            (e) Is released from restrictions imposed hereunder by written release given by the owner of the information;

            (f) Has been disclosed pursuant to a requirement of an applicable governmental agency or of applicable law without restrictions or other protections against public disclosure, or is required to be disclosed by operation of applicable law; provided, however, that the receiving party shall have first given written notice of such required disclosure to the disclosing party, made a reasonable effort to obtain a protective order requiring that the proprietary information so disclosed be used only for the purposes for which disclosure is required, and taken reasonable steps to allow the disclosing party to seek to protect the confidentiality of the proprietary information required to be disclosed; or

            (g) Is independently developed by the receiving party without use, directly or indirectly, of the proprietary information received from the other party hereto.

               ARTICLE 14. INTELLECTUAL PROPERTY INDEMNIFICATION
                           -------------------------------------

     14.1   Headway Defense and Indemnification. Headway shall at its own
            -----------------------------------
            expense defend any claim or suit instituted against Seagate which is based upon an allegation that the use of Headway Dual Stripe MR Technology in connection with the manufacture or sale of DSMR Heads or DSMR Products by Seagate hereunder constitutes an infringement of any intellectual or industrial property rights of a third party, and Headway shall indemnify Seagate against any award or damage and any reasonable cost incident thereto made against Seagate by final judgment of court of last resort if it is determined therein that any such manufacture or sale of DSMR Heads or DSMR Products constitute an infringement of any such intellectual or industrial property rights, provided that, five business days after receipt, Seagate gives Headway notice in writing of any threat, notice or claim of infringement and permits Headway through Headway's counsel to defend the same and give Headway all available information, assistance and authority to enable Headway to assume such defense. Headway shall have full control of the defense with regard to such threat, notice, claim or suit including appeals from any judgment therein and any negotiation for the settlement or compromise thereof and full authority to enter into a binding settlement agreement or compromise. If any such DSMR Heads or DSMR Products are held by such court to constitute infringement or in order to avoid potential infringement, Seagate and Headway agree that Headway shall at its option either:

            (a) procure for Seagate the fight to continue manufacturing and selling such DSMR Heads or DSMR Products; or

            (b) provide the necessary modification in the DSMR Heads or DSMR Products so they no longer infringe third parties' intellectual or industrial property rights, and furnish Seagate with the necessary information and data to enable Seagate to manufacture such DSMR Heads or DSMR Products.

     14.2   Seagate Defense and Indemnification. Seagate represents and warrants
            -----------------------------------
            that it shall hold harmless Headway from any action claiming infringement of intellectual or industrial property rights with respect to the Seagate Design Technology furnished by Seagate to Headway to the same extent and in the same manner as provided by Headway under Section 14.1 above.

     14.3   Warranty.  Seagate and Headway hereby warrant that they have the
            --------
            requisite authority to grant the licenses to each other pursuant to this Agreement and that they have not received any written notice of infringement with respect to any of the technology licensed hereunder.

                            ARTICLE 15. TERMINATION
                                        -----------

     15.1   Termination of Agreement.  Without limiting any rights or remedies
            ------------------------
            available to the parties, this Agreement may be terminated at any time upon the mutual written agreement of both parties hereto. Either party may, by written notice, terminate and/or suspend its performance under this Agreement, hereunder without penalty upon the occurrence of one or more of the following events of default:

            (a) the other party fails to comply with any payment provisions of this Agreement and such condition is not remedied within fifteen (15) days after written notice hereof; and

            (b) the other party fails to perform any material non-payment obligation hereunder and such condition is not remedied within thirty (30) days after written notice thereof;

            (c) the other party becomes bankrupt or insolvent, suffers a receiver to be appointed or makes an assignment for the benefit of creditors or the dissolution or liquidation of the other party;

            (d) upon sixty (60) days prior written notice to the other party, if the other party's performance hereunder constitutes a series of continuing or repetitive material breaches of this Agreement which although timely cured or remedied as set forth herein, cause this Agreement to fail of its essential purpose.

            (e) the occurrence of an event that constitutes a transfer of a majority (greater than 50%) of the voting interest in Headway or the sale of assets or a transaction that constitutes the functional equivalent of the transfer of the business engaged in the manufacture of the DSMR Products to a third party engaged in the development, manufacture or sale of computer disk drive data storage devices or the development, manufacture or sale of inductive or magneto resistive Head components; provided that the majority ownership of Headway by Hewlett-Packard and an underwritten public offering of Headway capital stock is specifically permitted hereby.

     15.2   Survival of Rights and Obligations.  Notwithstanding the above
            ----------------------------------
            Section 15.1, the following rights and obligations of the parties shall survive the termination:

            (a) the obligation of Seagate to pay all accrued amounts payable including ongoing royalty payments if shipments of DSMR Products continue (as of the date of termination) and the corresponding right of audit provided hereunder;

            (b)  the indemnification rights of a non-defaulting party under
                 Article 14 above; and

            (c) Seagate shall continue to have rights to all portions of Headway Dual Stripe MR Technology for which it has made payment or otherwise performed.

     15.3   Procedure.  In case either party mails a termination notice, such
            ---------
            notice shall specify this Article 15 and the Section(s) of this Agreement under which the default has occurred.

                           ARTICLE 16. FORCE MAJEURE
                                       -------------

If the performance of this Agreement, or any obligation hereunder is prevented, restricted or interfered with by reason of any act or condition beyond the reasonable control of the affected party including but not limited to: fire, flood, earthquake, explosion or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency, or any other act or condition beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction, or interference; provided, however, that the party so affected shall take all reasonable steps to avoid or remove such cause of nonperformance, including cooperating with the other party to enable the other party to undertake performance during the period of prevention, and shall resume performance hereunder with dispatch whenever such causes are removed.

If performance is delayed more than ninety (90) days, the other party shall have the right to terminate this Agreement, without any further liability resulting therefrom.

                              ARTICLE 17. GENERAL
                                          -------

     17.1   Entire Agreement.  This Agreement, together with all documents,
            ----------------
            schedules and exhibits attached hereto or referenced herein, constitutes the entire agreement between the Parties with respect to the transaction contemplated hereby and supersedes and is in full substitution for any and all prior agreements and understandings between the Parties relating to such transactions.

     17.2   Amendments.  No modification, termination, extension, renewal or
            ----------
            waiver of any provisions of this Agreement shall be binding upon either party unless made in writing and signed by an authorized officer of each of the parties.

     17.3   Severability. In case any one or more of the provisions contained in
            ------------
            this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, except in those instances where removal or elimination of such invalid, illegal or unenforceable provision or provisions would result in a failure of consideration under this Agreement, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     17.4   Descriptive Headings.  The descriptive headings of the several
            --------------------
            Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     17.5   Interpretation.  Should any provision of this Agreement require
            --------------
            judicial interpretation, mediation or arbitration, it is agreed that the court, mediator or arbitrator interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties, directly or through their agents, have participated in the preparation hereof.

     17.6   Third Party Beneficiary.  This Agreement is intended for the benefit
            -----------------------
            of the parties and their permitted assigns, and no other person shall be entitled to rely upon this Agreement or be entitled to any benefits under this Agreement.

     17.7   Independent Contractor.  Neither party shall, for any purpose, be
            ----------------------
            deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors.

     17.8   Media Release; Advertising.  Neither party shall issue any press
            --------------------------
            release or otherwise announce or disclose the facts, circumstances or existence of this Agreement without consent in advance of the other party. No advertising by either party shall display any of the other's trademarks or refer to the other as the manufacturer of the Products, or any of them, without the prior written approval of the other. Any commercial advertising of this Agreement (including the supplies and services hereunder and the pictures and descriptions, or samples thereof) by any party is prohibited, except as shall have occurred prior to the Effective Date and except with the other party's written approval.

     17.9   Assignment.  This Assignment shall be binding upon and inure to the
            ----------
            benefit of the Parities and their respective successors and permitted assigns. Neither party hereto shall sell, transfer, lease, assign, pledge, mortgage, hypothecate or otherwise dispose of any of the rights, privileges, duties and obligations granted or imposed upon it under this Agreement.

     17.10  Expenses.
            --------

            (a) Except as otherwise set forth herein, the Parties shall each bear their own legal and accounting fees and all other costs, expenses and fees incurred by them in connection with this Agreement and the transactions contemplated hereby.

            (b) In the event a dispute between the parties hereunder with respect to this Agreement must be resolved by litigation, or Headway must engage an attorney to collect any amounts due and owing to it hereunder, the prevailing party shall be entitled to receive reimbursement for all associated costs and expenses (including, without limitation, reasonable attorney's fees) from the other party.

     17.11  Notice.  Unless otherwise specified in this Agreement, all notices
            ------
            and other communications permitted or required by the provisions of this Agreement shall be in writing and shall be mailed, telecopied, telegraphed, telexed or delivered to the other party at the address shown below (or at such other address as either party may designate in writing to the other party during the term of the Agreement in accordance with this Section 15.1 1) and shall be effective and deemed received:

            (a) if mailed, when received by the addressee;

            (b) if telecopied, when received by the addressee;

            (c) if telegraphed, when delivered by the telegraph company to the addressee;

            (d) if telexed, when dispatched and confirmation of message received by the sender; or

            (e) if personally delivered, when delivered to the addressee.

                (i) if intended to Headway, to: Ralph Patterson
                    HEADWAY TECHNOLOGIES, INC.
                    497 S. Hillview Drive
                    Milpitas, CA 95035

                (ii) if intended to Seagate, to: Pat Bonnie
                SEAGATE TECHNOLOGY, INC.
                7801 Computer Avenue South
                Minneapolis, MN 55435

     17.12  Governing Law.  This Agreement and its performance shall be governed
            -------------
            by, subject to and construed in accordance with the laws of the State of California without application of the principles of conflicts of law.

     17.13  Counterparts.  This Agreement may be executed in any number of
            ------------
            counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


HEADWAY TECHNOLOGIES, INC.


BY: /s/ Ralph Patterson
-----------------------
ITS: President & CEO
-----------------------


SEAGATE TECHNOLOGY, INC.


BY: [SIGNATURE ILLEGIBLE]
---------------------------
ITS: C.C.C. COMPONENTS
---------------------------

                                   EXHIBIT 2


                                  DEFINITIONS


     "Information" means all know-how, information, all documentation,
      ------------
inventions (whether or not patentable, but excluding patents thereon and whether or not reduced to practice), other intellectual property, discoveries, improvements, manufacturing and production processes, methods, techniques, approaches, data and other information (including but not limited to schematics, flow charts, test methods, purchase specifications, engineering specifications, computer programs, technical data, software and log books).

     "MR Head" means that kind or category of devices or components designed and
      -------
manufactured for the purpose of recording, reading or erasing information on or from a computer disk drive storage device utilizing or embodying magneto resistive principles and/or technology, including a magneto resistive reader head and an inductive writer head.

     "MR Head Design" shall mean the physical characteristics and/or dimensions
      --------------
and representations thereof specially relating to the wafer level transducer design of or embodied in magneto-resistive heads owned or used by Headway as of the date hereof including: drawings, models, purchase specifications, engineering specifications, test specifications, geometric details, wafer layout specifications, dimensions, materials used and documentation thereof any or all of which may be confidential information not generally known to the public, whether patentable or not. Improvements, modifications and enhancements to MR Head Design shall be deemed a part of MR Head Design. MR Head Design shall exclude all patents or patent applications. Specifically excluded is all information related to fabrication and processing techniques for wafer fabrication.

     "Headway Dual Stripe MR Technology" means Information developed, owned or
      ---------------------------------
used by Headway relating to the DSMR Head excluding Information regarding slider and head gimbal assembly fabrication or processing techniques beyond that which is included in the DSMR Head wafer process.

     "DSMR Head" means the particular form of MR Head employing a magnetic read
      ---------
transducer employing two or more active magneto-resistive thin film elements operating in the differential mode to play back information previously recorded in a magnetic media detailed in the Specifications attached as Exhibit 3.
Exhibit 3 will be completed and attached within thirty (30) days of execution of this document.

     "DSMR Product" means an individual DSMR Head or any assembly consisting of
      ------------
one or more DSMR Heads or combination thereof

     "Specifications" means the specifications for the DSMR Head as set forth on
      --------------
Exhibit 3.

     "Seagate Design Technology" means the physical dimensions of Seagate's
      -------------------------
design of magnetic heads specifically relating to air bearing, slider, suspension, top bond pad and transducer and lapping guide placement on wafers excluding all Information related to fabrication and processing techniques for wafer fabrication, top bond pad, slider machining, air bearing, head gimbal assembly, or methods of deposition and composition of film or other process related Information. As of the date of the Agreement, improvements to the Seagate Design Technology shall be deemed part of the Seagate Design Technology.

     "Training" means hands-on, production, assembly, testing and se operations
      --------
consistent with those currently conducted in connection with the Headway Dual Stripe MR Technology, including detailed technical product design reviews, facility assessment, production process reviews, equipment and tooling support, material sources, planning, design and configurations of testers and test equipment, software requirements, maintenance procedures and other related matters, as requested by Seagate.

     "Technical Assistance" means assistance to Seagate in on-site equipment
      --------------------
installation, set-up and calibration; technical and trouble shooting, technical assistance in connection with the transfer and delivery of the Headway Dual Stripe MR Technology and to Seagate as contemplated under this Agreement; and to assist Seagate in on-site training and technical assistance in connection with its operations of the Headway Dual Stripe MR Technology following delivery.

     "Equipment" means capital equipment, tooling and the like reasonably
      ---------
necessary for Seagate to fulfill its obligations hereunder.